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                                                                  EXHIBIT 10.1

                                   AGREEMENT

         THIS AGREEMENT is made as of the 15th day of May, 1996 (this "Agreement") between Exsorbet Industries, Inc. ("the Company") and Charles E. Chunn, Jr. ("Employee").

         WHEREAS, the Company has executed an employment agreement with Employee of this date; and

         WHEREAS, the Company desires to formalize the terms of a prior understanding with the Employee and/or to supersede such prior terms; and

         WHEREAS, the Company recognizes that the Employee is a director of the Company at the present time, but the terms of this agreement are fair and reasonable and the employment of Employee is in the best interest of the Company; and

         WHEREAS, the terms of this Agreement are necessary to induce Employee to become employed by, and continue employment with, the Company;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and Employee agree as follows:

         1. Recognition of Status. The Company recognizes that Employee has been gainfully employed and/or gainfull self-employed prior to association with the Company. Such prior employment includes a guarantee or the substantial likelihood of substantial future income. The Company desires to provide an incentive to induce the Employee to become employed by the Company, while recognizing that such employment will require Employee to forego and terminate his present earning abilities outside of the Company. The Company recognizes the professional expertise of Employee and understands that Employee would be unable, due to financial hardships resulting from the loss of income guaranteed by prior employment and/or relationships, to become employed by the Company upon terms which are less beneficial to Employee than those stated herein.

         2. Inducement Payment. For the same consideration as is recited in an employment agreement of this date, the Company agrees to pay to Employee on a deferred basis, according to the terms and conditions stated herein, the sum of Two Hundred Thousand Dollars ($200,000.00). Such compensation shall vest at the time that it becomes due and payable or at such other time as is specified herein.

         3. Security. In order to secure and collateralize the inducement, the Company agrees to place the sum of One Hundred Thousand Dollars ($100,000.00) into an interest bearing account with Superior Federal Bank, F.S.B. or such other banking institution as agreed between the parties.

         4. Loan. The Company shall immediately loan to Employee, upon execution of this agreement, the sum of One Hundred Thousand Dollars ($100,000.00). Such amount shall be repaid
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over a period of four years.  All outstanding principal shall bear interest at the rate of three and one-half percent (3.5%) per annum.

         5. Compensation Due. Unless otherwise specified herein, the compensation due to Employee shall vest and become payable according to the following table:

         $50,000.00 plus accrued interest on funds on deposit shall be paid between January 1, 1997 and January 15, 1997;

         $50,000.00 plus accrued interest on funds on deposit shall be paid between January 1, 1998 and January 15, 1998;

         $50,000.00 plus accrued interest on funds on deposit shall be paid between January 1, 1999 and January 15, 1999; and

         $50,000.00 plus all remaining funds on deposit shall be paid between January 1, 2000 and January 15, 2000.

         At the time that such compensation vests, the Company shall be entitled to offset Employee's loan repayment pursuant to the schedule specified below against such amounts then due. All such sums shall, at the time they vest, be reported on Employee's W-2 as taxable income. The Company shall withheld all applicable state and federal taxes from sums paid or due to the Employee.

         6. Repayment. Repayment of the loan to Employee shall occur as follows:

         $25,000.00 plus accured interest shall be due and payable on January 1, 1997, and may be paid at any time between January 1, 1997 and January 15, 1997;

         $25,000.00 plus accured interest shall be due and payable on January 1, 1998, and may be paid at any time between January 1, 1998 and January 15, 1998;

         $25,000.00 plus accured interest shall be due and payable on January 1, 1999, and may be paid at any time between January 1, 1999 and January 15, 1999; and

         $25,000.00 plus accured interest shall be due and payable on January 1, 2000, and may be paid at any time between January 1, 2000 and January 15, 2000;

         In the event of an acceleration of deferred compensation, all outstanding principal shall accelerate and then be due and payable.

         7. Intent. It is the intention of this agreement to provide for repayment of the loan obligation to take place as a set-off of proceeds of funds held to collateralize payment of the bonus





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specified herein to Employee.  All remaining funds which vest, after repayment of the loan obligation and after withholding for taxes, shall vest in Employee and shall be immediately due and payable by the Company to Employee.

         8. Acceleration. The entire outstanding unpaid balance of the deferred income due and payable at any time that any of the following events shall occur:

         (a) termination of the Employer-Employee relationship between the Company and Employee due to any reason other than due to Employee's commission of a criminal act or acts which results in a material and substantial direct financial loss to the Company, while Employee was aware that there had been a violation of the law, and Employee intended to cause financial loss to the Company;

         (b) if the Company suffers severe financial difficulties involving potential litigation, as defined below;

         (c)     "a change in control of the Company," as defined below occurs;
         or

         (d) if the Company, through its Board of Directors, requires an immediate vesting.

         9. Severe Financial Difficulties Involving Potential Litigation. In the event that the Company experiences "severe financial difficulties involving potential litigation," the Company shall provide immediate notification of such difficulties to Employee. All compensation which would thereafter be due and payable shall then accelerate and be immediately due and payable to Employee. In the event that this provision is deemed unenforceable, then all sums advanced as a loan to Employee pursuant to the above-stated provisions which have not been repaid shall be deemed to be compensation accruing as of the first day of the most recent calendar year, and not a loan. In such event, the Company shall forthwith transmit all sums due as withholding taxes to the appropriate state and federal authorities. The source of such funds shall be the banking account established to collateralize the deferred compensation due to Employee. The term "severe financial difficulties involving potential litigation" shall mean:

         (a) knowledge or a belief that the Company will likely file a voluntary petition in bankruptcy, pursuant to Title 11 United States Code, at any time within the 180 day period immediately following such knowledge or belief;

         (b) knowledge or a belief that the Company will likely be the debtor in an involuntary petition in bankruptcy against the Company at any time within the 180 day period immediately following such knowledge or belief;

         (c) the threatening of an involuntary petition in bankruptcy against the Company;





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         (d) the filing of, or the receipt of a threat to file, a petition for relief from creditors under the the laws of any State of the United States or of the United States;

         (e) the filing of, or the receipt of a threat to file, a petition for appointment of a receiver; and

         (f) knowledge that the financial condition of the Company is in such a condition that any of the events specified in subparts (a) through (e) of this section is likely to occur within the 180 day period immediately following such date.

         10.     Change in Control of the Company.   A "change in control of
the Company" means a change in control of a nature that would be required to be reported in response to item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934; provided that, without limitation, such a change in control shall be deemed to have occurred if:

         (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934) other than the Company or any person who on the date hereof is a director or officer of the Company is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) directly or indirectly, of securities of the Company representing 20 percent of the combined voting power of the Company's then outstanding securities; or

         (2) during any two consecutive years during the term of this Agreement, individuals who as of the date of this Agreement constitute the board of directors, cease for any reason to constitute at least a majority thereof.

         11. Acceleration of Debt. In the event of an acceleration of the deferred income pursuant to the provisions of paragraph 8, above, then all outstanding debt obligation from Employee to the Company due according to the provisions of this Agreement shall likewise accelerate.

         12. Governing Law. This agreement and any amendments or addendums thereto shall be governed by and construed in accordance with the laws of the State of Arkansas.





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          IN WITNESS WHEREOF, the undersigned have executed and delivered this
Agreement on the date first written.


                                        EXSORBET INDUSTRIES, INC.

                                        By: Ed Schrader
                                            -----------------------------------
                                            Title: President

                                        EMPLOYEE:


                                        /s/ Charles E. Chunn, Jr.
                                        ---------------------------------------
                                        Charles E. Chunn, Jr.





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